  Exhibit 99.3

American Resources Corporation Forms Strategic Advisory Board

Advisory Board will be comprised of leading experts with diverse industry backgrounds supporting Carbon, Metals and Critical / Rare Earth

Randal Stephenson, a 3-year member of the Company’s Board of Directors, will transition to assist and guide the Advisory Board as its inaugural member

November 25, 2020 | Source: American Resources Corporation

FISHERS, INDIANA / ACCESSWIRE / November 25, 2020 / American Resources Corporation (NASDAQ:AREC) (“American Resources” or the “Company”), a next generation and socially responsible supplier of raw materials to the new infrastructure marketplace, today announced the formation of a Strategic Advisory Board to aid in the advancement of its streamlined and efficient operations to economically deliver raw materials products through leveraging expertise of diverse industry backgrounds. The Strategic Advisory Board function is an informal committee that will assist the Company in its overall development and growth as well as strengthening its specific industry footprints. The goal of the Advisory Board is to provide relationship support, industry support and overall guidance and insights into American Resources’ growth cycles of all three divisions.

Randal Stephenson, a valued member of the Company’s Board of Directors, will transition as the founding member of the Strategic Advisory Board to lead and guide its development. As a member of the Company’s Board for the last three years, Mr. Stephenson has played an instrumental role in helping guide American Resources through its public offering as well as capital raising the Company has achieved to-date.

Mark Jensen, Chairman and CEO of American Resources Corporation commented, “We are very excited to expand our capabilities, team and knowledge base with the creation of our Strategic Advisory Board. As a member of our Board over the course of the past three years, Randal played a hand in the growth of American Resources into a diversified producer of metallurgical carbon, metal recycling and critical / rare earth element development. He has proven to be a team player that has helped the Company through multiple acquisitions, financings and restructurings over the years, and we’re excited to have someone of his caliber lead this important initiative. As we continue to speak with and seek additional members to bolster the knowledge and expertise of this Strategic Advisory Board, we look forward to building on the momentum and unlocking the potential for innovation and modernization of our industry.”

American Resources will look to add individuals that can provide expertise and guidance as it advances at the holding company level as well as the three divisions described below:

●
American Carbon - A producer and processor of met carbon, PCI and stoker products to the new steel and infrastructure marketplace. The Company puts a large emphasis on efficiencies within its operations to ensure a low cost, high quality production base for many generations to come.

●
American Metals - An aggregator and processor of used steel primarily for the electric arc furnace marketplace. The Company is focused on establishing efficient supply chains to provide its customer base high volumes of processed steel, largely from sources that no longer fits a modern day economy, to be recycled into new steel for a variety of purposes.

●
American Rare Earth - An environmentally positive solution to the production, concentration and processing of critical and rare earth elements. The division is focused on restoring the rare earth supply chain back to the United States in the most cost effective, environmentally positive and socially conscious way. The division plans on producing and selling rare earth concentrate in the 2021 fiscal year with the goal of building the first processing facility in the eastern part of the U.S. to process to the element level.

American Resources Corporation is focused on running a streamlined and efficient operation to economically deliver raw materials products to meet its customers’ demands. By operating with low or no legacy costs and having one of the largest and most innovative growth pipelines in the industry, American Resources Corporation works to maximize value for its investors while being able to scale its operations to meet the growth of the markets it serves.

About American Resources Corporation
American Resources Corporation is a supplier of high-quality raw materials to the rapidly growing global infrastructure market. The Company is focused on the extraction and processing of metallurgical carbon, an essential ingredient used in steelmaking. American Resources has a growing portfolio of operations located in the Central Appalachian basin of eastern Kentucky and southern West Virginia where premium quality metallurgical carbon deposits are concentrated.

American Resources has established a nimble, low-cost business model centered on growth, which provides a significant opportunity to scale its portfolio of assets to meet the growing global infrastructure market while also continuing to acquire operations and significantly reduce their legacy industry risks. Its streamlined and efficient operations are able to maximize margins while reducing costs. For more information visit americanresourcescorp.com or connect with the Company on Facebook, Twitter, and LinkedIn.

Special Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the Company’s actual results, performance, or achievements or industry results to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. These statements are subject to a number of risks and uncertainties, many of which are beyond American Resources Corporation’s control. The words “believes”, “may”, “will”, “should”, “would”, “could”, “continue”, “seeks”, “anticipates”, “plans”, “expects”, “intends”, “estimates”, or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Any forward-looking statements included in this press release are made only as of the date of this release. The Company does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure you that the projected results or events will be achieved.

PR Contact:
Precision Public Relations
Matt Sheldon
917-280-7329
matt@precisionpr.co

Investor Contact:

JTC Team, LLC
Jenene Thomas
833-475-8247
AREC@jtcir.com

Company Contact:
Mark LaVerghetta
317-855-9926 ext. 0
Vice President of Corporate Finance and Communications
investor@americanresourcescorp.com

Source: American Resources Corporation